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                                                                Exhibit 10.21

                                 June 28, 1996



Castellon Limited
Russell Court Street
Steven Green
Dublin 2
Ireland

Gentlemen:

        Reference is hereby made to the Agreement dated July 1, 1995 (the "Agreement") by and between Aristo International Corporation (the "Company") and Castellon Limited ("Castellon") and will evidence the intention of the Company and Castellon to amend the terms thereof as is hereinafter set forth.

        The term of the Agreement shall be extended for a period of one (1) year, from July 1, 1996 to June 30, 1997.

        The minimum amount of capital to be raised by Castellon during the balance of calendar 1996 shall be increased from $750,000 to $1,000,000.

        Except as expressly set forth above, the Agreement shall remain and continue in full force and effect, including the designation of Mr. Joseph Ettinger to be the person that will perform the duties of Castellon thereunder, and the parties hereby ratify and confirm the terms thereof as though set forth herein in their entirety.

        Please indicate your agreement to the above by executing this letter agreement in the space provided below.

                                           Artisto International Corporation


                                           by  /s/ Shmuel Cohen
                                               ---------------------------------
                                               Shmuel Cohen
                                               President and CEO
Consented and Agreed to by
Castellon Limited


by  /s/ Joseph Ettinger
    --------------------------------
    Joseph Ettinger, President